i"?VIP Trust
N-SAR Attachment for Item-73.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW
REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT
PROVIDES CLASS LEVEL INFORMATION FOR ITEM 73.
FOR PERIOD ENDING: 12/31/2011
Registrant CIK :  00011160168
FILE NUMBER : 811- 10509
73 Distributions per share for which record date passed during the period:
NOTE: Show in fractions of a cent if so declared.
AXA PREMIER VIP TRUST Dividends and Distributions
For Year Ended December 31, 2011
Fund                                 Class   Income   Capital Gains
Multimanager Large Cap Core Equity   A       0.0554   0.0000
                                     B       0.0325   0.0000
                                     K       0.0507   0.0000
Multimanager Large Cap Value         A       0.1239   0.0000
                                     B       0.1013   0.0000
                                     K       0.1189   0.0000
Multimanager Mid Cap Growth          A       0.0000   0.0000
                                     B       0.0000   0.0000
                                     K       0.0000   0.0000
Multimanager Mid Cap Value           A       0.0230   0.0000
                                     B       0.0018   0.0000
                                     K       0.0230   0.0000
Multimanager International Equity    A       0.1987   0.0000
                                     B       0.1762   0.0000
                                     K       0.1590   0.0000
Multimanager Technology              A       0.0000   0.0000
                                     B       0.0000   0.0000

Multimanager Core Bond             A   0.2999   0.3702
                                   B   0.2738   0.3702
                                   K   0.1250   0.3702
Multimanager Multi-Sector Bond     A   0.1675   0.0000
                                   B   0.1561   0.0000
                                   K   0.1660   0.0000
Multimanager Aggressive Equity     A   0.0458   0.0000
                                   B   0.0000   0.0000
                                   K   0.0458   0.0000
AXA Moderate Allocation            A   0.2364   0.3210
                                   B   0.2028   0.3210
                                   K   0.2327   0.1630
AXA Aggressive Allocation          A   0.1499   0.2439
                                   B   0.1275   0.2439
                                   K   0.1499   0.1374
AXA Conservative Allocation        A   0.1842   0.1891
                                   B   0.1600   0.1891
AXA Conservative-PLUS Allocation   A   0.1709   0.2234
                                   B   0.1473   0.2234
                                   K   0.1709   0.1005
AXA Moderate-PLUS Allocation       A   0.1701   0.2641
                                   B   0.1461   0.2641
                                   K   0.1701   0.1444
Target 2015 Allocation             A   0.0000   0.0528
                                   B   0.1374   0.1231
                                   K   0.1590   0.0703
Target 2025 Allocation             A   0.0000   0.0327
                                   B   0.1237   0.0483
                                   K   0.1446   0.0156
Target 2035 Allocation             A   0.1387   0.0461
                                   B   0.1181   0.0461
                                   K   0.1387   0.0119
Target 2045 Allocation             A   0.1254   0.0514
                                   B   0.1060   0.0514
                                   K   0.1254   0.0137
Multimanager Small Cap Growth      A   0.0000   0.0000

                               B   0.0000   0.0000
                               K   0.0000   0.0000
Multimanager Small Cap Value   A   0.0312   0.0000
                               B   0.0074   0.0000
                               K   0.0312   0.0000